EXHIBIT 32.2

Certification by the Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes Oxley Act Of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, the undersigned officer of Bunge Limited, a Bermuda limited liability company (the “Company”), does hereby certify that, to the best of such officer’s knowledge:

(1)                                 In connection with the Amendment No.1 to the  accompanying Report of the Company on Form 10-Q/A for the quarter ended September 30, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                 Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 25, 2016
/s/ Andrew J. Burke
Andrew J. Burke
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Bunge Limited and will be retained by Bunge Limited and furnished to the Securities and Exchange Commission or its staff upon request.